Exhibit 99.1

QuinStreet Reports Financial Results for First Quarter Fiscal Year 2016

FOSTER CITY, CA – November 9, 2015 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketing online, today announced financial results for the first quarter ended September 30, 2015.

For the first quarter, the Company reported total revenue of $72.4 million, an increase of 5% compared to the same quarter last year. Adjusted EBITDA for the quarter was $1.1 million, or 2% of revenue. Adjusted net loss for the first quarter was $0.9 million, or ($0.02) per share, and GAAP net loss was $6.1 million, or ($0.14) per share.

The Company generated $3.2 million in operating cash flow and closed the first quarter with $61 million in cash and $46 million in net cash.

“We extended our year-over-year revenue growth trend in fiscal Q1,” commented Doug Valenti, QuinStreet CEO. “We continued to see strong growth from the new product, market and media initiatives that are revitalizing our business and that are representing an ever-larger share of our mix. Auto Insurance revenue continued to grow at a double-digit pace, despite well-publicized industry headwinds in the quarter. Education revenue benefited from not-for-profit client growth and new media partnerships. Adjusted EBITDA margin came in on plan, reflecting important investments in growth initiatives and new media partnerships.”

“We are reiterating our outlook for approximately 10% revenue growth in fiscal year 2016, with acceleration in the second half of the year as initiatives and partnerships, particularly in the Financial Services client vertical, continue to ramp,” concluded Valenti.

Reconciliations of adjusted net loss and adjusted EBITDA to GAAP net loss are included in the accompanying tables.

Conference Call Today at 1:15 p.m. PT

QuinStreet will host a conference call and corresponding live webcast at 1:15 p.m. PT today. To access the conference call, dial (888) 359.3627 for the U.S. and Canada or +1 (719) 457.2645 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on November 9, 2015 by dialing (888) 203.1112 in the U.S. and Canada or +1 (719) 457.0820 for international callers, using passcode 9741166#. This press release and the financial tables are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net (loss) income and adjusted diluted net (loss) income per share, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA”

refers to a financial measure that we define as net loss less provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other (expense) income, net, impairment of goodwill, and restructuring. The term “adjusted net (loss) income” refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense, restructuring expense, impairment of goodwill and tax valuation allowance, and debt restructuring costs, net of estimated taxes. The term “adjusted diluted net (loss) income per share” refers to a financial measure that we define as adjusted net (loss) income divided by weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net (loss) income and adjusted diluted net (loss) income per share may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net (loss) income and adjusted diluted net (loss) income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.

Adjusted net (loss) income and adjusted diluted net (loss) income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, impairment of goodwill and tax valuation allowance) and other non-recurring charges. The Company believes that analysts and investors use adjusted net (loss) income and adjusted diluted net (loss) income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including but not limited to investigation of enforcement activities of state attorneys general, the Department of Education and the Federal Trade Commission; the Company’s ability to maintain and increase client marketing spend; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2015, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	June 30,
	2015	2015
Assets
Current assets
Cash and cash equivalents	$60,660	$60,468
Accounts receivable, net	45,861	46,240
Deferred tax assets	173	166
Prepaid expenses and other assets	6,054	11,503

Total current assets	112,748	118,377
Property and equipment, net	8,733	8,565
Goodwill	56,118	56,118
Other intangible assets, net	16,604	19,030
Other assets, noncurrent	3,012	3,063

Total assets	$197,215	$205,153

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,407	$20,425
Accrued liabilities	25,261	27,146
Deferred revenue	1,146	1,208
Debt	49	49

Total current liabilities	45,863	48,828
Debt, noncurrent	15,000	15,000
Other liabilities, noncurrent	5,641	5,740

Total liabilities	66,504	69,568

Stockholders’ equity
Common stock	45	45
Additional paid-in capital	250,570	249,358
Accumulated other comprehensive loss	(420)	(413)
Accumulated deficit	(119,484)	(113,405)

Total stockholders’ equity	130,711	135,585

Total liabilities and stockholders’ equity	$197,215	$205,153

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,

	2015	2014
Net revenue	$72,389	$69,189
Cost of revenue (1)	65,795	63,409

Gross profit	6,594	5,780
Operating expenses: (1)
Product development	4,386	4,956
Sales and marketing	3,575	3,667
General and administrative	4,163	4,615

Operating loss	(5,530)	(7,458)
Interest income	6	26
Interest expense	(133)	(1,180)
Other (expense) income, net	(57)	2,325

Loss before income taxes	(5,714)	(6,287)
Provision for taxes	(365)	—

Net loss	$(6,079)	$(6,287)

Net loss per share
Basic	$(0.14)	$(0.14)

Diluted	$(0.14)	$(0.14)

Weighted average shares used in computing net loss per share
Basic	44,836	44,266
Diluted	44,836	44,266

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$804	$644
Product development	600	595
Sales and marketing	425	464
General and administrative	675	572

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2015	2014
Cash Flows from Operating Activities
Net loss	$(6,079)	$(6,287)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,944	5,422
Provision for sales returns and doubtful accounts receivable	(73)	182
Write-off of bank loan upfront fees	—	328
Stock-based compensation	2,504	2,275
Excess tax benefits from stock-based compensation	—	(51)
Gain on sales of domain names	(65)	(2,450)
Other adjustments, net	—	43
Changes in assets and liabilities:
Accounts receivable	453	690
Prepaid expenses and other assets	5,500	(1,312)
Deferred taxes	(8)	2
Accounts payable	(1,100)	633
Accrued liabilities	(1,673)	(2,886)
Deferred revenue	(62)	71
Other liabilities, noncurrent	(98)	(161)

Net cash provided by (used in) operating activities	3,243	(3,501)

Cash Flows from Investing Activities
Capital expenditures	(489)	(2,141)
Internal software development costs	(1,276)	(427)
Purchases of marketable securities	—	(10,605)
Proceeds from sales and maturities of marketable securities	—	9,762
Proceeds from sales of domain names	40	2,700

Net cash used in investing activities	(1,725)	(711)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	—	1,300
Principal payments on bank debt	—	(3,750)
Payment of bank loan upfront fees	—	(272)
Principal payments on acquisition-related notes payable	—	(444)
Excess tax benefits from stock-based compensation	—	51
Withholding taxes related to restricted stock net share settlement	(1,323)	(445)

Net cash used in financing activities	(1,323)	(3,560)

Effect of exchange rate changes on cash and cash equivalents	(3)	16
Net increase (decrease) in cash and cash equivalents	192	(7,756)
Cash and cash equivalents at beginning of period	60,468	84,177

Cash and cash equivalents at end of period	$60,660	$76,421

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET (LOSS) INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
Net loss	$(6,079)	$(6,287)
Amortization of intangible assets	2,409	3,761
Stock-based compensation	2,504	2,275
Restructuring	218	439
Tax impact after non-GAAP items	—	(68)

Adjusted net (loss) income	$(948)	$120

Adjusted diluted net (loss) income per share	$(0.02)	$0.00

Weighted average shares used in computing adjusted diluted net (loss) income per share	44,836	44,283

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
Net loss	$(6,079)	$(6,287)
Interest and other expense (income), net	184	(1,171)
Provision for taxes	365	—
Depreciation and amortization	3,944	5,422
Stock-based compensation	2,504	2,275
Restructuring	218	439

Adjusted EBITDA	$1,136	$678